UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 20, 2012

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32878	75-2896356
(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(214) 765-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2012, Penson Worldwide Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company did not maintain a minimum of $10 million in stockholders’ equity for continuing listing on The NASDAQ Global Select Market pursuant to applicable NASDAQ listing rules (the “Rules”). The letter also states that under the Rules, the Company has 45 calendar days to submit a plan to regain compliance, and if the plan is accepted, NASDAQ may grant an extension of up to 180 calendar days to evidence compliance. Alternatively, the Company may consider applying to transfer the Company’s common stock to The NASDAQ Capital Market if the Company meets certain continuing listing standards for such market, except for the minimum bid price requirements. In addition, as previously disclosed in Current Reports on Form 8-K filed on May 7, 2012 and July 27, 2012, the Company is not in compliance with certain NASDAQ continuing listing standards relating to the $1.00 minimum bid price requirements and the minimum market value of publicly held shares of $5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penson Worldwide, Inc.

Date: August 23, 2012	By:	/s/ Daniel P. Son
Daniel P. Son
Chief Executive Officer